UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:
[ ]          Preliminary information statement
[ ]          Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
X           Definitive information statement

CAPSTONE COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

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CAPSTONE COMPANIES, INC.
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442
Telephone:  (804) 644-2182

November 6, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To our holders of Common Stock, $0.0001 par value per share, (“Shareholders” or “you”):

Capstone Companies, Inc., a Florida corporation, (“Company,” “we,” “our”) is providing you the accompanying information statement to inform you that our board of directors has approved and the holders of a majority of the outstanding shares of our Common Stock, $0.0001 par value per share, (“Common Stock”), have approved by written consent in lieu of a shareholders’ meeting the following corporate actions:

~~1.~~
Election of the following five nominees of the Company management for election to the board of directors for the term commencing upon their election and assumption of office until the election and assumption of office by their successors at the 2015 annual meeting of Shareholders or other 2015 election of directors:

a.	Stewart Wallach;
b.	James McClinton;
c.	Jeffrey Postal;
d.	Jeffrey Guzy; and
e.	Larry Sloven.

2.	To ratify the appointment of Robison Hill & Co. as our public auditor for the fiscal year ending December 31, 2014.

SINCE THE REQUIRED MAJORITY OF THE OUTSTANDING SHARES OF OUR VOTING STOCK HAVE APPROVED THE ABOVE CORPORATE ACTIONS, WE ARE NOT SOLICITING YOUR VOTE OR YOUR PROXY WITH REGARD TO THE ABOVE CORPORATE ACTIONS.

The above corporate actions were approved on November 5, 2014, by written consents representing 333,362,759 shares of Common Stock, or 51.0% of the issued and outstanding shares of Common Stock eligible to vote on these corporate actions (based on 654,010,532 shares of Common Stock being issued and outstanding as of October 28, 2014).  As such, no shareholders meeting is required to approve the above corporate actions.

We are providing this information statement to all of our Shareholders at the close of business on the record date for consent to the corporate actions, being October 28, 2014.  We encourage you to read the information statement.  It describes in more detail the actions taken by our board of directors and the holders of a majority of the outstanding shares of our Common Stock with regard to the above corporate actions.    Any inquiries should be sent to:  A. Gaudet, Secretary, Capstone Companies, Inc., 350 Jim Moran Blvd., #120, Deerfield Beach, Florida 33442, Telephone: (954) 252-3440, ext. 313, email: aimee@capstonecompaniesinc.com.

All of the above corporate actions are effective for federal law purposes twenty (20) days after the mailing of this information statement to stockholders, which mailing should occur on or before November 12, 2014.

In order to save mailing expenses, we incorporate by reference our Form 10-K Annual Report for the fiscal year ended December 31, 2013 and as filed with the U.S. Securities and Exchange Commission or “SEC” on March 27, 2014.  The Form 10-K Annual Report is available at the SEC website at http://www.sec.gov and our website at http://www.capstonecompanies.com.

Sincerely,

/s/ Stewart Wallach
Stewart Wallach
Chief Executive Officer

Capstone Companies, Inc.
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442

November 6, 2014

INFORMATION STATEMENT UNDER REGULATION 14C
INFORMATION CONCERNING ACTION BY WRITTEN CONSENT

Dear Common Stock, $0.001 par value, Shareholders:

This is the Information Statement is filed by Capstone Companies, Inc., a Florida corporation, (“Company,” “we,” “us”) in connection with the following corporate actions taken by written consent:  (1) election of 5 nominees directors and (2) ratification of Robison Hill & Co. as public auditors for fiscal year ending December 31, 2014.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUIRED TO
SEND US A PROXY

The corporate actions taken by written consent on November 4, 2014 were:

1.           Election of the following five nominees of the Company management for election to the board of directors for the term commencing upon their election and assumption of office until the election and assumption of office by their successors at the 2015 annual meeting of Shareholders or other 2015 election of directors:

a.	Stewart Wallach;
b.	James McClinton;
c.	Jeffrey Postal;
d.	Jeffrey Guzy; and
e.	Larry Sloven.

2. To ratify the appointment of Robison Hill & Co. as our public auditor for the fiscal year ending December 31, 2014.

Record Date.  Only shareholders of record at the close of business on October 28, 2014, the “Record Date,” are entitled to notice of the information disclosed in this Information Statement. There are no dissenters’ rights under Florida law for shareholders who did not consent to the above corporate actions.  Holders of the Common Stock are entitled to one vote per share.

The above corporate actions were approved on November 5, 2014, by written consents representing 333,362,759 shares of Common Stock, or 51.0% of the issued and outstanding shares of Common Stock eligible to vote on these corporate actions (based on 654,010,532 shares of Common Stock being issued and outstanding as of October 28, 2014). As such, no shareholders meeting is required to approve the above corporate actions.

Section	Page#

Cover Letter	2
Information Statement Summary	4
Record Date	4
Frequently Asked Questions	5
Corporate Actions	6
1. Election of Directors	6
2. Ratification of Robison Hill & Company as Public Auditors	7
No Dissenter’s Rights	7
Voting rights and security ownership of certain beneficial owners and management	8
Executive Compensation	9
Employment Agreements	12
Advisory Vote on Executive Compensation	13
Recent Development	13
Additional Information	14
Tally of Consents	14
Delivery of documents to security holders sharing an address	14

FREQUENTLY ASKED QUESTIONS

Why am I receiving these materials? The Company is sending you this Information Statement to inform you of corporate actions approved by the Company Board of Directors and approved by the written consent of holders of the shares of Common Stock, $0.0001 par value per share, (“Common Stock”) representing more than 50% of the issued and outstanding shares of the Common Stock. You do not need to take any actions in respect of the corporate actions, which consist of the matters set forth on page 1 of this Information Statement.

What vote is required to approve each proposed corporate action? Each of the proposed corporate actions requires the approval of Shareholders representing more than 50% of the issued and outstanding shares of Common Stock as of the record date of October 28, 2014.  Written consents representing 333,362,759 shares or 51.0% approved the two corporate actions.  The number of issued and outstanding shares of Common Stock as of the record date of October 28, 2014, was 654,010,532 shares.

What is the purpose of the proposals?  Under its by-laws, the Company has to periodically elect directors.  We also routinely seek Shareholder ratification of the appointment of a public auditor as part of our policy of seeking qualified and independent public auditors.

Why is there no Annual Meeting of Shareholders? The members of management and the 10 or fewer public shareholders who filed written consents have sufficient votes to approve or reject any of the proposed corporate actions.  Florida law allows the Company to approve these proposals by written consent.  As such, holding an annual meeting of shareholders, while has certain ancillary benefits, is not necessary to approve or reject the proposed corporate actions.  A written consent avoids the cost of holding an annual meeting, which cost is significant for a small reporting company like the Company.

Who is paying for the preparation and mailing of the Information Statement?  The cost of preparing and mailing the Information Statement will be borne by the Company. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and the Company will, upon request, reimburse them for their expenses in so doing.  The Company estimates the cost of preparing and mailing the Information Statement to be $5,500.

When do the proposed corporate actions become effective?    For federal law purposes, the corporate actions are effective twenty (20) days after the mailing of this Information Statement to the Shareholders, which mailing should occur on November 12, 2014.

CORPORATE ACTIONS

1.           Election of Directors

On October 28, 2014, the Company’s Board of Directors nominated the following five incumbent directors for election at a board meeting to stand for election to the Company’s Board of Directors until their successors are elected and assume office in fiscal year 2015.  On November 5, 2014, the Company received sufficient written consents to elect the five nominees to the Company’s Board of Directors.   The profiles of the directors nominated by the Company’s Board of Directors and elected by written consent are:

STEWART  WALLACH, age 62,  is the Chief  Executive  Officer and President of the Company since April 23,  2007, a director of the Company  since September 22, 2006,  and the founder and Chief  Executive  Officer and Chairman of the Board of  Capstone  Industries, Inc., a wholly owned subsidiary of the Company,  since  September 20, 2006.  Mr. Wallach is an American entrepreneur and has founded and operated a number of successful businesses over his 35-year career. Over the past 15 years, Mr. Wallach has been focused on technology-based companies in addition to consumer product businesses, the field in which he has spent most of his career.  Prior to founding Capstone Industries, he sold  Systematic  Marketing,  Inc.,  which  designed, manufactured  and  marketed automotive  consumer products  to mass  markets,  to Sagaz  Industries,  Inc.,  a leader in these categories.  He served as President of Sagaz Industries for 10 years before forming Capstone Industries, Inc. In 1998, Mr. Wallach co-founded Examsoft  Worldwide,  Inc., which developed  and delivered  software  technology  solving security   challenges  of  laptop-based   examinations  for  major   educational institutions  and  state  bar  examiners. Mr. Wallach remained chairman of Examsoft until it was acquired in late 2009. Mr. Wallach has designed and patented a number of innovations over the span of his career and has been traveling to China establishing manufacturing and joint venture relationships since the early 1980s.

GERRY MCCLINTON, age 59.  Mr. McClinton was appointed as a director of the Company to fill a vacancy on February 5, 2008. He is currently the Interim Chief Financial Officer and Chief Operating Officer of the Company and its Capstone Industries subsidiary.  His prior work experience is: (a) President of Capstone Industries, Inc. (2005 -2007); (b) General Manager of Capstone Industries, Inc. (2000-2005); (c) Held senior officer positions with Sagaz Industries, Inc. (1990-2000); and (d) Chief Financial Officer, Firedoor  Corporation, a national  manufacturer  of security and fire doors to the construction industry (1980-1990).  Mr. McClinton received a designation from The Royal Institute of Cost and Management Accountants (“I.C.M.A.”), University of Northern Ireland, Belfast, United Kingdom.

DR. JEFFREY POSTAL, age 57, has served as a director of the Company since January of 2004. Dr. Postal presently is a businessman and entrepreneur in the Miami, Florida region. Dr. Postal owns, founded or funded numerous successful businesses over the last few years, including but not limited to: Sportacular Art, a company that was licensed by the National Football League, Major League Baseball and National Hockey League to design and manufacture sports memorabilia for retail distribution in the U.S; Co-Owner of Natures Sleep, LLC, a major distributor of Visco Memory Foam mattresses, both nationally and internationally; Dr. Postal is a Partner in Social Extract, LLC, a Social Media company offering consulting services to many major companies in the U.S.; Dr. Postal is the principal investor of Postal Capital Funding, LLC, a fund whose mission is to find undervalued/under capitalized companies and extend funding to them in exchange for equity and/or capital consideration; Dr. Postal is the founder of Datastream Card Services, a company that provides innovative billing solutions to companies conducting business on the internet.

JEFFREY GUZY, age 62, was appointed to the Company's Board of Directors on May 3, 2007, to replace Mr. Lamadrid.  Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; an M.S. in Systems Engineering from the University of Pennsylvania; a B.S. in Electrical Engineering from Penn State University and an Associate Degree in Theology from Georgetown University. He has served as an executive manager or consultant in international business development, sales or management in the telecommunications industry, specifically with IBM Corp., RCA Corp., Sprint International, Bell Atlantic Video Services, Loral Cyberstar and FaciliCom International. He serves on the Boards of numerous enterprises, to include Aprize Satellite, which provides global remote monitoring and control. Mr. Guzy is also an Advisor to the MIT Enterprise Forum.

LARRY SLOVEN, age 64.  Mr. Sloven was appointed as a director on May 3, 2007.  A U.S. Citizen, Mr. Sloven resided in Hong Kong for over 18 years.  He is a member of the American Chamber of Commerce in Hong Kong. He just finished a five year term as a Director of the American  Club in Hong Kong and  Chaired  the  Development  Committee  which was responsible for re-engineering five major  multi-million  dollar  re-development projects for the premier club in Asia.

Mr. Sloven's company was a product development and purchasing agent for Capstone, and was the purchasing agent for Dick's Sporting Goods, Inc. chain.  He also helped develop private label hardware and accessory line for Circuit City, Inc. and a camcorder and cellular phone battery line for Spectrum Brands, Inc.  (formerly,  "Rayovac Corp."). In 1993, Mr. Sloven helped set up a joint venture factory  producing  cellular battery packs for AT&T along with the first  cellular  alkaline  battery pack for  Duracell.  He participated in the outsourcing of the production of the one-hour NMH-fast charger for the Duracell Corporation.  In the mid 1990's, he helped set up a JV with Rayovac and the largest alkaline consumer battery factory in China. Mr. Sloven also assisted in the outsourcing of video games for Atari, arranging for Chinese manufacture of The Stanley Works' garage door motors and products.

2.           Ratification of Robison Hill & Company as public auditors

The appointment of Robison Hill & Company as the public auditors of the Company for fiscal year 2014 was ratified by written consents as of November 5, 2014.  Robison Hill & Company has been the public auditor of the Company since 2000.  There are no pending disputes between the Company and Robison Hill & Company.  Robison Hill & Company is located at 1366 East Murray-Holladay Road, Salt Lake City, Utah 84117-5050.

Audit/Taxes/SEC Related Fees

The fees billed or incurred by Robison Hill & Company for professional services rendered in connection with the audit of our annual consolidated financial statements for 2013 and 2012, the review of the consolidated financial statements included in our quarterly reports on Form 10Q, the review of SEC filings and issuance of any comfort letters in connection with our equity offerings and the review and consent for our other filings for 2013 and 2012 were approximately $64,036 and $71,125 respectively.

Pre-Approval of Non-Audit Services

The Company’s Board of Director’s Audit Committee has established a policy governing our use of Robison Hill for non-audit services. Under the policy, management may use Robison Hill & Company for non-audit services that are permitted under the rules and regulations of the Commission, provided that management obtains the Audit Committee’s prior written approval before such services are rendered.

All Other Fees

In 2012 and 2011, Robison Hill & Company  did not bill us for any services other than those described above, except that Robison Hill & Company acts as the Company’s EDGAR filing service bureau and charges the Company a per filing fee for each filing with the Securities and Exchange Commission.

No Dissenters’ Rights

Florida law does not provide for dissenter’s rights in connection with any of the corporate actions described in this Information Statement.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

Each share of Common Stock of the Company as of October 28, 2014, that are issued and outstanding is enjoys one vote on all matters presented for their vote.  The table below sets forth, as of  October 28, 2014, (“Record Date”),  certain  information  with  respect to the Common Stock  beneficially owned by (i) each Director,  nominee and executive  officer of the Company;  (i) each person who owns  beneficially  more than 5% of the Common Stock;  and (iii) all Directors,  nominees and executive officers as a group. The following table also shows ownership as of the Record Date of shares of Series C Preferred Stock, $1.00 per sha3re par value,  each share being entitled to elect two separate directors but do not vote on the eight nominees elected by the Common Stock holders.  There were 654,010,532 shares of Common Stock outstanding on the Record Date and 1,000 shares of Series C Preferred Stock were outstanding as of October 28, 2014. The Series C Preferred Stock has not elected to date to fill its two reserved nominees to the Company’s Board of Directors.

See “Recent Developments” below about recent changes in shareholder ownership.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
as of October 28, 2014

					ALL OPTION WARRANT SHARES
NAME, ADDRESS & TITLE	STOCK OWNERSHIP	PERCENTAGE OF STOCK OWNERSHIP	STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	% OF STOCK OWNERSHIP AFTER CONVERSION OF ALL OPTIONS & WARRANTS PLUS THOSE EXERCISEABLE WITHIN THE NEXT 60 DAYS	VESTED	EXPIRED	NOT VESTED

Stewart Wallach, CEO, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (2)	147,618,822	22.6%	172,116,861	23.6%	24,498,039	0	0

Gerry McClinton, CFO, COO & Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (3)	504,949	0.1%	32,754,949	4.5%	32,250,000	0	0

Jeff Postal, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (5)	128,381,748	19.6%	133,381,748	18.3%	3,500,000	4,000,000	1,500,000

Aimee Gaudet, Secretary, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (11)	0	0.0%	150,000	0.0%	0	0	150,000

Jeff Guzy, Director,Director, 3130 19th St North, Arlington, VA 22201 (7)	832,000	0.1%	6,832,000	0.9%	4,500,000	0	1,500,000

Larry Sloven, Director, 350 Jim Moran Blvd, Suite 120, Deerfield Beach, FL 33442 (8)	792,000	0.1%	3,792,000	0.5%	3,000,000	0	0

TOTAL ALL OFFICERS & DIRECTORS AS A GROUP	278,129,519	42.5%	349,027,558	47.9%	67,748,039	4,000,000	3,150,000

EXECUTIVE COMPENSATION

Set forth below is the approved compensation of each officer for fiscal years 2015, 2014, 2013 and 2012.  Each of the officers served as a director of the Company in fiscal year 2011, but they were not compensated for director service.

Name & Principal Position	Year	Salary $ (6)	Bonus $	Stock Awards $	Non-Equity Incentives $	All Others $	Total $
Stewart Wallach, Chief Executive Officer (1,2,3)	2015	$ 316,598	$ -	$ -	$ -	$ -	$ 316,598
	2014	$ 301,522	$ -	$ -	$ -	$ -	$ 301,522
	2013	$ 287,163	$ -	$ -	$ -	$ -	$ 287,163
	2012	$ 273,489	$ -	$ -	$ -	$ -	$ 273,489

Gerry McClinton, Chief Financial Officer (1,4,5)	2015	$ 211,065	$ -	$ -	$ -	$ -	$ 211,065
	2014	$ 191,442	$ -	$ -	$ -	$ -	$ 191,442
	2013	$ 182,326	$ -	$ -	$ -	$ -	$ 182,326
	2012	$ 173,644	$ -	$ -	$ -	$ -	$ 173,644

Footnotes:
(1) Each Employment Agreement provides for an annual minimum salary increase of 5%.
(2)  Although approved for a salary of $260,463, Stewart Wallach took a voluntary salary reduction and earned $180,000 in 2011.
(3)  Although approved for a salary of $248,060, Stewart Wallach took a voluntary salary reduction and earned $186,923 in 2010.
(4)  Although approved for a salary of $173,643, Gerry McClinton took a voluntary salary reduction and earned $146,250 in 2011.
(5)  Although approved for a salary of $165,375, Gerry McClinton took a voluntary salary reduction and earned $124,615. In 2010.
(6)  The Company has no non-equity incentive plans.
(7)  The Company has no established bonus plan.  Any bonus payments are made ad hoc upon recommendation of Nominating and Compensation Committee and approval by Board of Directors.  Bonuses are only paid on a performance basis.

Name/POSITION	YEAR	SEVERANCE PACKAGE	CAR ALLOWANCE	CO. PAID SERVICES	TRAVEL LODGING	TOTAL($)
Stewart Wallach	2012	-0-	-0-	-0-	-0-	-0-
Chief Executive	2011	-0-	-0-	-0-	-0-	-0-
Officer	2010	-0-	-0-	-0-	-0-	-0-

Gerry McClinton	2012	-0-	-0-	-0-	-0-	-0-
Chief Operating	2011	-0-	-0-	-0-	-0-	-0-
Officer & Chief	2010	-0-	-0-	-0-	-0-	-0-
Financial Officer

Footnotes:  (1) There were no 401(k) match by the Company and no medical supplemental payments by the Company in any of the years specified.

Outstanding Equity Awards as Fiscal Year Ended 2014 Table
OPTIONS(1)

NAME	Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
Stewart Wallach	24,498,039.029		4/27/2017
Gerry McClinton	32,250,000.029		4/27/2017

2014 Option Exercises and Vested Options

NAME	Number of Shares Acquired on Exercise	Value Realized on Exercise
Stewart Wallach	-0-	-0-
Gerry McClinton	-0-	-0-

Potential Payments upon Termination of Employment
	SALARY SEVERANCE	BONUS SEVERANCE	GROSS UP TAXES	BENEFIT COMPENSATION	GRAND TOTAL TOTAL
Stewart Wallach	$301,522	-0-	$12,000	$25,000	$338,522
Gerry McClinton	$191,442	-0-	$12,000	$25,000	$228,442

Executive Compensation Philosophy, Strategy and Objectives

The principal objectives of our senior officer compensation are to attract, motivate and retain the services of qualified officers who can lead the Company to achieve its business goals and enhance public shareholder value.  The Company’s business goals are to achieve consistent profitability in operations and attain long-term profitability.  Our approach is based on the following compensation philosophies:

1.
Align Shareholder and Officer Interests: Besides a base salary sufficient to attract qualified personnel, we provide non-qualified, long-term stock options to tie the interest of our officers with the interests of the shareholders in long-term profitability of the Company.

2.	Performance Bases Compensation: Our grant of options and stock are designed to reward and encourage officers to achieve Company goals in financial and business performance.

Competitive Market

We have one independent director:  Jeffrey Guzy.  It is very difficult for small reporting companies like us to recruit independent directors due to the liability exposure of the directorship of a public company and the risks faced by small reporting companies in operations and the market place.   From time to time, we request that our outside legal counsel and an independent director or a consultant compare our compensation for management with other microcap companies in consumer goods.   In October 2013, we benchmarked compensation again when an independent director and outside legal counsel reviewed compensation of executives at several peer companies holding equivalent positions or having similar responsibilities as our senior officers. The peer companies utilized in the 2013 analysis were engaged in some segment of consumer goods and were microcap companies (some having less or greater resources and operating income than our company).   The companies reviewed were:

1.	Acuity Brands, Inc.
2.	AZZ, Inc.
3.	Hubbell, Inc.
4.	Lightening Science Group Corp.
5.	LSI Industries, Inc.
6.	Plasmatech, Inc.
7.	Thomas & Betts Corp.

We typically use peer group and available survey data to analyze our executive compensation (overall, base salary, annual bonus and long-term incentives) relative to the 50th percentile, or median, of the benchmark data.  While we use the data to ensure competitiveness and reasonableness, we do not rely solely or primarily on benchmarking in establishing executive compensation levels.  Variations in the actual compensation we set may be based on achievement of short-term and long-term goals, the competitive environment, talent and level or responsibility of each senior officer.  The available cash flow of the Company also is a factor in compensation.

Role of the Compensation Committee

The Company Nominating and Compensation Committee operates independently of management and currently consists of one independent directors, Jeffrey Guzy, who are independent under applicable SEC standards and are  an “Outside Director” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).    The Nominating and Compensation Committee receives recommendations from our Chief Executive Officer regarding the compensation of the senior officers (other than the Chief Executive Officer).

The Compensation Committee is responsible for establishing and implementing our executive compensation plans as well as continually monitoring adherence to and effectiveness of those plans, including:

•
reviewing the structure and competiveness of our executive compensation programs to attract and retain superior executive officers, motivate officers to achieve business goals and objectives, and align the interests of executive officers with the long-term interests of our shareholders;

•
reviewing and evaluating annually the performance of officers in light of company goals and objectives and approving their compensation packages, including base salaries (if at issue or in consideration), long-term incentive and stock based compensation and perquisites;

•	monitoring the effectiveness of the Company’s sole incentive stock option plan and approving annual financial targets for officers; and
•
determining whether to award incentive bonuses that qualify as “performance-based compensation” for executive officers whose compensation is covered by Internal Revenue Code or “Code” Section 162(m), the elements of such compensation, whether performance goals have been attained and, if appropriate, certifying in writing prior to payment of such compensation that the performance goals have been met.

Role of Management

The Company believes that it is important to have our Chief Executive Officer’s input in the design of compensation programs for his direct reports.   The Chief Executive Officer reviews compensation programs annually with the Committee, evaluating the adequacy relative to the marketplace, inflation, internal equity, external competitiveness, business and motivational challenges and opportunities facing the Company and its executives. In particular, he considers base salary a critical component of compensation to remain competitive and retain his executives, especially when market factors, such as freight demand, lag behind supply of industry-wide capacity and meeting pre-established goals for an annual incentive bonus have not been attainable for several years. All final decisions regarding compensation for the Chief Executive Officer are made by the Committee. The Chief Executive Officer does not make recommendations with regard to his own compensation.

Role of the Compensation Consultant

While we may consult industry sources on compensation for executives, we have not engaged a consultant to analyze our compensation levels in 2013 or 2012.

Executive Compensation Components

For 2013 and 2014, the principal components of compensation for each officer were:

•	base salary;
•	annual incentive;
•	long-term incentive compensation (restricted stock award); and
•	perquisites and other benefits.

Our company endeavors to strike an appropriate balance between long-term and current cash compensation.  The current executives are key to the ability of the Company to conduct its business because of their individual experience and relationships in our current business line.  Their compensation reflects their individual value to the ability of the Company to conduct its current business.

Base Salary

Base salary is considered a critical component of compensation at all levels. The appropriate establishment of this component relative to the marketplace is essential to enable us to attract and retain qualified individuals, which are important considerations in the current competitive industry market. Base salaries provide a stable source of income regardless of stock price performance so that our senior officers can focus on a variety of important business metrics in addition to our stock price.  The reliance on base salary is also necessitated by the relatively flat performance of our Common Stock in the market over the past two years.

The annual salaries paid to Company senior officers are set based on the assessment of each executive’s overall contribution to the achievement of our business objectives, respective responsibilities, longevity with the Company as well as comparisons to comparable positions in peer group companies.

EMPLOYMENT AGREEMENTS

On March 1, 2013, the Company amended the terms of the employment agreements for Stewart Wallach and Gerry McClinton, extending the agreement terms to February 5, 2016.  These Employment Agreements stipulate a 5% increase in salary annually.   These amended agreements supersede any existing employment agreements and are the only employment agreements with Company officers:

(1)
Stewart Wallach, Chief Executive Officer and President. The 2013 employment agreement provides for an annual salary of $287,163 with minimum annual increase in base salary of 5%.  Mr. Wallach may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which share subject to piggyback registration rights.

(2)
Gerry McClinton, Chief Operating Officer and Interim Chief Financial Officer. The 2013 employment agreement provides for an annual salary of $191,442 with minimum annual increase in base salary of 5%.  Mr. McClinton may, at his option, elect to receive restricted shares of Common Stock in lieu of cash compensation, which shares are subject to piggyback registration rights.

Common Provisions in both Employment Agreements:  The following provisions are contained in each of the above employment agreements:

If  the officer’s employment is terminated by death or disability, the Company is obligated to pay to the officer’s estate or the officer, as the case may be, a lump sum payment equal to  (a) the officer’s base salary through the termination date, plus a pro rata portion of the officer bonus for the fiscal year in which the termination occurred and (b) a lump sum payment equivalent to the sum of (i) one-year’s salary at the annual base salary rate officer was earning as of the date of termination; (ii) the bonus payment(s) officer received in the preceding fiscal year; and (iii) the cost of officer’s health and dental insurance premiums for the preceding fiscal year.

If the employment is terminated without cause by the Company or for “good reason” (as defined in the employment agreement) by the officer, then the Company must pay to the officer’s estate or the officer, a lump-sum payment equal to the greater of:  (aa) the sum of (i) one-year’s salary at the annual base salary rate that the officer was earning as of the date of termination and (ii) the bonus payment(s) officer received in the preceding fiscal year; and (bb) the sum of (i) the base salary that the officer would have earned had he remained employed through the remainder of the employment period and (ii) the bonus payment(s) officer received in the preceding fiscal year multiplied by the number of years remaining in the employment period (and adjusted on a pro rata basis for any partial year remaining in the employment period.

The employment agreements have a three-year term, but have been amended to extend the term for an additional 3 years (from February 5, 2013 until February 5, 2016).  These employment agreements can be extended by mutual consent of the parties for up to three (3) additional years.  On February 1, 2011, the employment agreements for Stewart Wallach and Gerry McClinton were extended to February 5, 2013, unanimously approved by the Board of Directors on February 1, 2011.  The employment agreements have an anti-competition provision for 18 months after the end of employment.

The above summary of the employment agreements is qualified by reference to the actual employment agreements, which are filed as exhibits to the Form 10K by the Company for fiscal year ended December 31, 2012.

The following table summarizes option grants during the fiscal year ended December 31, 2012, to each of the executive officers named in the Summary Compensation Table herein.

SUMMARY TABLE OF OPTION GRANTS TO OFFICERS OF COMPANY

Name	No. of Shares Underlying	% of Total Options Granted Employees in FY2012	Expiration Date	Restricted Stock Grants	No. Shares underlying Options Options Granted in FY2012
Stewart Wallach	24,498,039	-0-	4/27/2017	-0-	-0-
Gerry McClinton	32,250,000	-0-	4/27/2017	-0-	-0-

ADVISORY VOTE ON EXECUTIVE COMPENSATION

On November 5, 2013, shareholders acting by written consent approved an advisory vote on executive compensation on a three year frequency.

RECENT DEVELOPMENT

The Company intends to hold a shareholder conference call on November 14, 2014, to discuss financial results for the fiscal quarter ending September 30, 2014 and progress on the corporate strategic plan.  Notice of the shareholder conference call was made with the Form 8-K, as filed on November 6, 2014.

ADDITIONAL INFORMATION

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference regarding the contents or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Information Statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Information Statement. These include periodic reports, such as Annual Reports on Form 10K, Quarterly Reports on Form 10-Q and Current Reports on Form 8K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this Information Statement.  Filing dates refer to the date that the filing was filed with the SEC.

Incorporated herein by reference are the following Company filings with the SEC:

1)	Form 10-K Annual Report (Commission File Number 000-28831) as filed with the Commission on March 27, 2014; and
2)
Form 10-Q for the fiscal quarter ending March 31, 2014, as filed with the Commission on May 15, 2104; Form 10-Q for the fiscal quarter ending June 30, 2014, as filed with the Commission on August 12, 2014 – each Form 10-Q having Commission File Number 000-28831; and

3)
The following Form 8-K’s filed by the Company with the Commission, all having the Commission File Number of 000-28831, and being filed on the following specified date: Form 8-K, filed November 6, 2014; Form 8-K, filed August 13, 2014; Form 8-K Amendment, as filed on August 7, 2014; Form 8-K, as filed July 28, 2014; Form 8-K, as filed on June 5, 2014; Form 8-K Amendment, as filed on April 3, 2014; Form 8-K, as filed on April 1, 2014; and Form 8-K, as filed on January 9, 2014.

Any recipient of this Information Statement should rely only on information contained in or incorporated by reference in this information. No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

TALLY OF CONSENTS

A tally of the written consents filed to approve the corporate actions described herein and the Written Consent and Information Statement used to obtain the written consents that approved the corporate actions referenced above is Exhibit 99.1 to the Form 8-K filed by the Company with the Commission on November 6, 2014 (Commission File Number 000-28331).

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Shareholders who share a single address unless we receive contrary instructions from any Shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will promptly deliver a separate copy of this document to you if you call or write to it at the following address or phone number: Aimee Gaudet, Secretary, Capstone Companies, Inc., 350 Jim Moran Blvd., #120, Deerfield Beach, Florida 33442, Telephone: (954) 252-3440, extension 313.  If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.